Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2004

I, Nidal Z. Zayed, President, Chief Executive Officer and acting Chief Financial Officer, in connection with the Report on 10-Q of Pernix Group, Inc. for the quarter ended June 30, 2011, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that to my knowledge:

1)             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pernix Group, Inc.

/s/ Nidal Zayed
Nidal Z. Zayed
President, Chief Executive Officer and acting Chief Financial Officer
Dated: August 12, 2011